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                                                                    Exhibit 3.10

                                    BYLAWS
                                      OF
                      ISLE OF CAPRI CASINO - TUNICA, INC.


     Preamble: These Bylaws are subordinate to and governed by the provisions of the Articles of Incorporation of this Corporation, the Mississippi Business Corporation Act and the Mississippi Professional Corporation Law.

     THESE BY-LAWS (the "By-Laws") are adopted effective the 4th day of September, 1998 by unanimous consent of the Board of Directors (the "Directors") of Isle of Capri Casino - Tunica, Inc. (the "Corporation"), a Mississippi corporation, as follows:

                         ARTICLE 1. Registered Office

     The registered office of the Corporation and the principal business office of the Corporation (the "Principal Business Office") shall be located at 711 Washington Loop, Biloxi, Mississippi 39530, or such other location as may be designated by the Directors from time to time.

             ARTICLE 2. Accounting and Reports for the Corporation

     Section (a). Record and Accounting. The books and records of the Corporation shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods selected by the Directors from time to time, and if not so selected, the books and records shall be maintained in accordance with generally accepted accounting principles consistently applied. The books and records of the Corporation shall reflect all the Corporation's transactions and shall be appropriate and adequate for the Corporation's business. The accounting year of the Corporation for financial reporting and for federal income tax purposes shall be consistent with that of the Stockholder or Stockholders.

     Section (b). Access to Accounting Records. All books, records, files, securities and other documents or information maintained by the Corporation shall be maintained at the Principal Business Office or at any other office of the Corporation agreed to by the Directors, and each Stockholder, as well as its duly authorized representative, shall have access to all books and records at the offices of the Corporation and the right to inspect and copy them at reasonable times and upon reasonable notice.

     Section (c). Outside Consultants. The Corporation may obtain the services of outside accountants, attorneys and other consultants.
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                               ARTICLE 3. Shares

     Section (a). Certificates of Stock. Every owner of stock of the Corporation shall be entitled to a certificate, in such form as the Directors may prescribe, certifying the number of shares of stock of the Corporation owned by him. The certificates for such stock shall be numbered (separately for each class) in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, President or a Vice President, and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. Any signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if he were such officer, transfer agent or registrar on the date of issue.

     Section (b). Stock Record. As used in these By-Laws, the term "stockholder" shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the Corporation are currently registered on the stock record books of the Corporation. A record shall be kept of the name of the person, firm or corporation owning the stock represented by such certificates, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been surrendered and canceled (except as provided for in Section (d) of this Article 3).

     Section (c). Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the Stockholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The Stockholder in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact shall be so expressed in the entry of transfer if both the transferor and the transferee request the Corporation to do so.

     Section (d). Lost Certificates. Any Stockholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Directors may require, and shall, if the Directors so require, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Directors of at least double the value, as determined by the Directors, of the stock represented by such certificate in order to indemnify the Corporation against any claim that may be made against it on account upon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

     Section (e). Treasury Stock. Treasury stock shall be held by the Corporation subject to disposal by the Directors in accordance with the Articles of Incorporation and these By-Laws, and shall not have voting rights nor participate in dividends.
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     Section (f).  Meetings.  The annual meeting and all special meetings of
Stockholders may be held at such time and place within or without the State of Mississippi as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The annual meeting of Stockholders shall be held on such day of such month of each year (other than a Saturday, Sunday or holiday) as shall be determined by the Directors or, if the Directors fails to act, by the President. At the annual meeting the Stockholders, voting as provided in the Articles of Incorporation, shall elect Directors and shall transact such other business as may properly be brought before the meeting. Special meetings of the Stockholders entitled to vote shall be called by the Secretary at any time upon request of the Chairman of the Board of Directors, the President or the Directors (acting upon majority vote) or upon request by Stockholders holding ten percent (10%) or more of the voting power of the Stockholders. Meetings of the Stockholders hereunder will be held upon no less than seven (7) and no more than forty-five (45) days prior written notice delivered in accordance with these By-Laws. Any Stockholder may vote at any meeting in person or by proxy. Participation in any meeting of the Stockholders may be in person or by telephone. Notice of any meeting may be waived in writing, either before or after the meeting. The presence of a Stockholder at any meeting shall constitute a waiver of notice and the form thereof, unless a Stockholder's presence at such meeting is solely for the purpose of objecting to the form or notice of the holding of a meeting without proper notice. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the Stockholders.

     Section (g). Quorum and Voting. In case a quorum is not present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. At each meeting of the Stockholders, every Stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each Stockholder of record shall be entitled to one (1) vote for each share of stock having voting power standing in his name on the books of the Corporation. All elections shall be determined by a plurality vote, and, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions. The Directors may fix a time, not more than forty-five (45) nor less than seven (7) days before the date of any meeting of Stockholders, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.
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                     ARTICLE 4. Administrative Provisions

     Section (a). Directors. All corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, a Board of Directors of not less than three, nor more than seven, except that when all of the outstanding shares are held of record by fewer than three Stockholders, then there may be as many Directors as there are Stockholders. At each annual meeting, the Stockholders shall determine the number of Directors. The number of Directors may be increased by the Stockholders or by the Directors or may be decreased by the Stockholders (if there are fewer Stockholders than three), or in the event of any vacancy or vacancies, by the Directors to eliminate such vacancies. Any decrease in the number of Directors by the Stockholders shall have the effect of terminating the term of office of all Directors unless the effect of such decrease is merely to eliminate a vacancy or vacancies. If such decrease terminating the term of office of all Directors is effected at a meeting of Stockholders, the new Directors shall be elected at such meeting. Each Director shall hold office until the annual meeting held next after his election and until his successor shall have been elected and qualified, until he shall resign or until he shall have been removed by the Stockholders in the manner provided by law.

     Section (b). Vacancies. If a vacancy on the Board of Directors occurs by reason of death, resignation, removal or otherwise or if a newly created directorship results from an increase in the number of Directors, such vacancy may be filled for the unexpired term by a majority vote of the Directors then in office or by the sole remaining Director, although less than a quorum exists. Each person so elected shall be a Director until his successor is elected by the Stockholders, who may make such election at their next annual meeting or any special meeting duly called for that purpose.

     Section (c). Meetings of Directors. Regular meetings of the Directors shall be held at such time and place as may from time to time be determined by the Directors. No notice need be given of any regular meeting. Special meetings of the Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Directors may be called by the Chairman of the Board, the President, by any two (2) Directors, or by any one (1) Director when there are two (2) Directors or less then serving. Unless notice shall be waived by all Directors, notice of any special meeting (including a statement of the purposes thereof) shall be given to each Director at least twenty-four (24) hours in advance of the meeting if oral or two (2) days in advance of the meeting if by mail, telegraph or other written communication. Attendance at a meeting by any Director, without objection in writing by him, shall constitute his waiver of notice of such meeting. A majority of the total number of Directors shall constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation, removal or otherwise, a majority of the remaining Directors shall constitute a quorum for the purpose of filling of such vacancies.

     Section (d). Disclosure to Gaming Regulatory Authorities. Each Director must agree to provide such background information, including a financial statement, and consent to such
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background investigation, as may be required by gaming regulatory authorities of any state or other jurisdiction in or subject to which the Corporation does or proposes to do business, and must agree to respond to questions from such gaming regulatory authorities. If any Director is unwilling or unable to obtain within a reasonable period of time any necessary approval by gaming regulatory authorities in any such state or other jurisdiction, then such Director shall, if so requested by a majority of the remaining Directors, resign as a Director. If and to the extent required by the gaming regulatory authorities of any state or other jurisdiction in which the Corporation does or proposes to do business, or of any state or jurisdiction whose laws or regulations are otherwise applicable to the Corporation, such Director shall abstain from participating in any action with respect to operations of the Corporation in such state or jurisdiction pending such background check or approval.

     Section (e). Officers. The Corporation shall have officers elected by the Directors. Each of the officers shall have all such powers, responsibilities and obligations as are associated by custom or statute with their respective offices under Mississippi Business Corporation Law.

     Section (f). Indemnification. The Corporation shall, and hereby does, fully release, indemnify and hold any Stockholder, Director, officer, employee or agent of the Corporation harmless from and against any loss, claim, or other liability the Stockholder, Director, Officer, employee, or agent of the corporation may incur at any time as a result of the indemnitee's service to the Corporation, to the fullest extent permitted or required by Mississippi Business Corporation Law, as amended from time to time. The Corporation may advance expenses incurred by the indemnitee by appropriate administrative action under these By-Laws following the Corporation's receipt of the indemnitee's agreement to reimburse the Corporation the for the advance in the event of a determination that the indemnitee is not entitled to indemnification by the Corporation.

                          ARTICLE 5. Profit or Losses

     Section (a). Dividends. Subject to the provisions of the Certificate of Incorporation and of these By-Laws, the Directors may declare dividends from the net earnings or net assets of the Corporation available for dividends whenever and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable.

     Section (b). Surplus and Reserves. Subject to the provisions of the Articles of Incorporation and of these By-Laws, the Directors in their discretion may use and apply any of the net earnings or net assets of the Corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net earnings such sums as the Directors, in their absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose the Directors may think conducive to the best interests of the Corporation.
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                  ARTICLE 6. Securities of Other Corporations

     Section (a). Voting Securities Held by the Corporation. Unless otherwise ordered by the Directors, the President shall have full power and authority on behalf of the Corporation to (i) attend and to vote at any meeting of security holders of other companies in which the Corporation may hold securities; (ii) execute any proxy for such meeting on behalf of the Corporation; and (iii) execute a written action in lieu of a meeting of such other company on behalf of this Corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Directors may, from time to time, confer like powers upon any other person or persons.

     Section (b). Purchase and Sale of Securities. Unless otherwise ordered by the Directors, the President shall have full power and authority on behalf of the Corporation to purchase, sell, transfer or encumber any and all securities of any other company owned by the Corporation and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Directors may, from time to time, confer like powers upon any other person or persons.

                         ARTICLE 7. General Provisions

     Section (a). Waiver of Notice. Whenever any notice whatever is required to be given by these By-Laws, the Articles of Incorporation or any of the Mississippi Business Corporation Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice.

     Section (b). Participation by Conference Telephone. Directors, or any committee designated by the Directors, may participate in a meeting of the Directors or of such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear and communicate with each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. The place of the meeting shall be deemed to be the place of origination of the conference telephone call or similar communication technique.

     Section (c). Consents. Any action of the Stockholders, the Directors or any committee of the Directors which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote upon the action at a meeting for such purpose, by all of the Directors, or by all of the members of such committee, as the case may be; provided, however, that the foregoing shall not be construed to alter or modify any provision of law or the Articles of Incorporation pursuant to which the written consent of holders of less than all outstanding shares is sufficient for corporate action by Stockholders.
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     Section (d). Power to Amend.  The Directors shall have power to amend, repeal or adopt By-Laws at any regular meeting or at any special meeting called for that purpose, subject to the power of the Stockholders to change or repeal such By-Laws and subject to any other limitations on such authority of the Directors provided by Mississippi Business Corporation Law.

                             C E R T I F I C A T E

     I certify that the foregoing By-laws of Isle of Capri Casino - Tunica, Inc. were adopted by unanimous written consent of the Directors as of September 4, 1998.


                                       /s/ Allan B. Solomon
                                       --------------------
                                       ALLAN B. SOLOMON
                                       Secretary